Exhibit 10.1

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (this “Agreement”) is made and entered into this 12th day of December 2025, by and between MICHAEL WILSON (“Executive”) and BLUELINX CORPORATION, a Georgia corporation (“Company”). The term “Company,” when used in this Agreement, includes its parent, subsidiaries or affiliates (including specifically BlueLinx Holdings Inc.) and their respective predecessors, successors, and assigns. Executive and Company are sometimes hereinafter referred to together as the “Parties” and individually as a “Party.”

BACKGROUND:

A.            Executive is employed as the Chief Commercial Officer of Company.

B.            Executive’s role as Chief Commercial Officer of Company will terminate on the Transition Date (as defined below) and Executive’s employment with Company will terminate on the Termination Date (as defined below).

NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            End of Employment; Transition. Executive’s employment with Company will terminate effective August 1, 2026 (the “Termination Date). Executive shall cease to serve as Chief Commercial Officer of Company effective January 4, 2026 (the “Transition Date”). From January 5, 2026, through the Termination Date, Executive shall serve in the new role of Senior Advisor to the CEO and provide transition services as contemplated in Section 2 below through the Termination Date. Until the Termination Date and except as otherwise stated herein, Executive’s employment will be governed by this Agreement. Though Executive shall remain employed with Company through the Termination Date, Executive shall no longer hold a corporate office or official position of any kind effective as of the Transition Date.

2.            Transition Services. Subject to Section 1, Executive will remain Chief Commercial Officer of Company until the Transition Date and will perform such duties and functions in Executive’s normal capacity as Chief Commercial Officer of Company. From January 5, 2026, through the Termination Date, Executive shall remain an employee of Company in the new role of Senior Advisor to the CEO and perform such transition services as Company’s President and Chief Executive Officer and/or other executives designated by the Chief Executive Officer shall reasonably request from time to time.

3.            Future Cooperation. Executive agrees that, notwithstanding the termination of Executive’s employment on the Termination Date, Executive upon reasonable notice by Company will be reasonably available to Company for the purposes of: (a) providing information regarding the projects and files on which Executive worked for the purpose of transitioning such projects; (b) providing information regarding any other matter, file, project, customer and/or client with whom or with respect to which Executive was involved while employed by, or providing services to, Company; and (c) cooperating in the investigation and/or defense of any claims of which Executive may have knowledge, including, but not limited to providing truthful testimony. In the event Executive is subpoenaed by any person or entity to give testimony which in any way relates to Executive’s employment by Company, Executive agrees to provide prompt notice of such request to Company and will use Executive’s reasonable best efforts to make no disclosures until Company has a reasonable opportunity to contest the right of the requesting person or entity to such disclosure. However, no notice shall be required if Executive is prohibited by law from providing such notice. Company shall promptly reimburse Executive for any reasonable expense that Executive incurs in connection with providing the cooperation called for under this Section 3.

4.            Consideration.

(a)            In exchange for Executive’s performance of his duties in the new role of Senior Advisor to the CEO and the transition services contemplated in this Agreement through the Termination Date, Executive’s confirmation of the continued effect of Executive’s restrictive covenants, Executive’s full release of Company from any and all Claims in the Release attached as Exhibit A, which must be signed by Executive with this Agreement, and in the Supplemental Release attached as Exhibit B, which must be signed by Executive on the Termination Date, and Executive’s agreement to perform the other duties and obligations of Executive contained herein, Company will, subject to ordinary and lawful deductions and Sections 4(b) and (c) below:

(i)            Commencing on January 5, 2026, and continuing through the Termination Date, pay to Executive an amount equal to $100,000, which will be paid through biweekly payroll payments in the ordinary course;

(ii)            Ensure Executive remains eligible to receive a fiscal year 2025 short-term incentive bonus under the Company’s annual short term incentive plan, provided that payment of any such short-term incentive bonus shall be subject to the determination and discretion of the Human Capital and Compensation Committee of the Board of Directors, and any such payment would be made when short-term incentive bonuses are paid to other similarly situated employees;

(iii)          Permit Executive’s 3,534 time-based restricted stock units that were granted in 2023, 2024, and 2025 to vest in accordance with their terms in June 2026;

(iv)          Ensure that Executive’s 2,419 time-based restricted stock units that were granted in 2024 and 2025 that are scheduled to vest in June 2027 based on Executive’s continued employment (and not any other possible vesting event) will vest on the Termination Date; and

(v)           Executive shall forfeit any and all other outstanding restricted stock units (whether time-based or performance-based) on the Termination Date.

(b)            Notwithstanding anything else contained herein to the contrary, no payments shall be made or benefits delivered under this Agreement (other than payments required to be made by Company pursuant to Section 5 below) unless:

(i)            at the time he signs this Agreement, (x) Executive also signs and delivers to Company a release in the form attached hereto as Exhibit A (the “Release”); and (y) the applicable revocation period under the Release has expired without Executive having elected to revoke the Release. The Release shall be effective as of the day following the expiration of the applicable revocation period without Executive having elected to revoke the Release; and

(ii)           on the Termination Date, (x) Executive signs and delivers to Company the Supplemental Release Agreement (“Supplemental Release”) attached hereto as Exhibit B; and (y) the applicable revocation period under the Supplemental Release has expired without Executive having elected to revoke it. The Supplemental Release shall be effective as of the day following the expiration of the applicable revocation period if no revocation has occurred (the “Supplemental Release Effective Date”).

Executive agrees and acknowledges that he would not be entitled to the consideration described herein absent execution of the Release and Supplemental Release and expiration of the applicable revocation periods without Executive having revoked either the Release or the Supplemental Release.

(c)            As a further condition to receipt of the benefits in Section 4(a) above, Executive acknowledges that these benefits are in lieu of any other amounts that Executive may claim to be owed to Executive upon the termination of Executive’s employment relationship with Company, other than those specifically set forth in this Agreement, including without limitation any severance, notice rights, payments (including any special bonus), and other benefits, and other amounts to which Executive may be entitled under Company policies or the laws of Georgia or any other jurisdiction, and Executive agrees not to pursue or claim any of the payments, benefits or rights set forth therein.

(d)            If BlueLinx Holdings Inc. (“BHI”) is required to prepare an accounting restatement due to the material noncompliance of BHI with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Restatement”), then, unless and to the extent that the Compensation Committee of BHI’s Board of Directors has made a determination in accordance with the then-current applicable listing standards of the New York Stock Exchange that recovery would be impracticable, Executive will promptly reimburse the Company, as applicable, for the amount of any related Erroneously Awarded Compensation. For purposes of this Agreement: (i) the term “Erroneously Awarded Compensation” means the difference between (A) the amount of all Incentive-Based Compensation received by Executive during the three completed fiscal years immediately preceding the Restatement Date, and (B) the amount of all Incentive-Based Compensation that otherwise would have been received by Executive had it been determined based on BHI’s financial results taking into account the Restatement, computed in each case without regard to any taxes paid, and it being understood that with respect to any Incentive Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in or following the Restatement, the amount will be based on a reasonable estimate of the effect of the Restatement on BHI’s stock price or total shareholder return upon which the Incentive-Based Compensation was received; (ii) the term “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure; (iii) the term “Financial Reporting Measure” means a measure that is determined and presented in accordance with the accounting principles used in preparing BHI’s financial statements, and any measures that are derived wholly or in part from such measures, it being understood that stock price and total shareholder return are Financial Reporting Measures, and Financial Reporting Measures need not be presented within BHI’s financial statements or included in a filing with the Securities and Exchange Commission; and (iv) the “Restatement Date shall mean the earlier to occur of (A) the date BHI’s Board of Directors, a committee of BHI’s Board of Directors, or the officer or officers of the Company authorized to take such action if BHI Board of Directors action is not required, concludes, or reasonably should have concluded, that BHI is required to prepare a Restatement, or (B) the date a court, regulator, or other legally authorized body directs BHI to prepare a Restatement. If BHI is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, to the extent required by law, Executive will reimburse the Company for: (i) any bonus or other incentive-based or equity-based compensation received by Executive from the Company (including such compensation payable in accordance with this Section 4 and Section 6) during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying that financial reporting requirement, but only to the extent such compensation would not have been earned in accordance with such restated financials; and (ii) any profits realized by Executive from the improper or unlawful sale of BHI’s securities during that 12-month period. Further, Executive acknowledges and agrees that any bonus or other Incentive-Based Compensation received by Executive under this Agreement or any other agreement or arrangement with the Company is subject to BHI’s policy (as in effect and as may be amended from time to time) providing for clawback or recovery of such amounts. Executive agrees that Executive shall be subject to any clawback or recovery of compensation policy adopted by BHI for purposes of giving effect to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any other requirement under any law, government declaration or stock exchange listing requirement and that any such policy shall expressly supersede this paragraph except to the extent provided otherwise in such policy.

5.            Other Benefits.

(a)            Nothing in this Agreement or the Release or the Supplemental Release shall:

(i)            alter or reduce any vested, accrued benefits (if any) Executive may be entitled to receive under any 401(k) plan established by Company; or

(ii)            affect Executive’s right (if any) to elect and pay for continuation of Executive’s health insurance coverage pursuant to COBRA.

(b)            Company shall pay Executive any reimbursable expenses that Executive incurs before the Termination Date, but are unpaid as of the Termination Date (subject to Company’s expense reimbursement policy).

(c)            Company shall continue to provide Executive with customary and appropriate Directors and Officers Liability Coverage for six (6) years following the Termination Date.

6.            Restrictive Covenant Agreement. The Parties acknowledge and agree that the Executive Restrictive Covenant Agreement dated as of December 12, 2025, and the Executive Restrictive Covenant Agreement included as part of his June 6, 2025 restricted stock unit award between Company and Executive (the “Restrictive Covenant Agreements”), will survive the termination of Executive’s employment and is incorporated into this Agreement by reference.

7.            Construction of Agreement, Arbitration and Venue for Disputes. This Agreement shall be deemed to have been jointly drafted by the Parties and shall not be construed against either Party. This Agreement shall be governed by the law of the State of Georgia, without regard to its conflict of laws provisions. Any dispute, controversy, or claim between the Parties arising directly or indirectly out of or connected with this Agreement and/or the Parties’ employment relationship, other than claims for injunctive relief, which may be brought in court, shall be resolved by binding confidential arbitration conducted pursuant to the Federal Arbitration Act and in accordance with the JAMS Employment Arbitration Rules & Procedures.  Any arbitration shall be conducted by a single arbitrator mutually selected by the Parties.  If the Parties are unable to mutually select an arbitrator, the Parties shall follow the JAMS rules for arbitrator selection.  The resolution of the dispute by the arbitrator shall be final, binding, non-appealable, and fully enforceable by a court of competent jurisdiction under the Federal Arbitration Act.  The arbitrator may award damages to the prevailing Party and shall have authority to award all relief that would have been available had the matter been filed in a court located in the United States that would have had jurisdiction over the matter absent this arbitration provision.  The arbitration award shall be in writing and shall include a statement of the reasons for the award.  The arbitration shall be held in Cobb County, Georgia.  If Executive initiates arbitration, the Company shall initially pay all JAMS and arbitrator’s fees and costs in excess of the amount Executive would have incurred if he had brought his claims in court.  The arbitrator(s) may award reasonable attorneys’ fees and/or costs to the prevailing party.  Any claim must be filed within the time period allowed for filing such claim in the applicable forum. This arbitration provision does not include claims that, by law, may not be subject to mandatory arbitration. Notwithstanding the pendency of any such arbitration proceeding, either Party shall be entitled to injunctive relief in a state court located in Cobb County, Georgia or the United States District Court for the Northern District of Georgia upon a showing of irreparable injury. The Parties consent to personal jurisdiction and venue solely within these forums and waive all otherwise possible objections thereto. The existence of any claim or cause of action by Executive against Company, including any dispute relating to the termination of Executive’s employment or under this Agreement, shall not constitute a defense to enforcement of said covenants by injunction.

8.            Severability. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

9.            Return of all Property and Information of Company. Executive agrees to return all property of Company on or before the Termination Date. Such property includes, but is not limited to, the original and any copy (regardless of the manner in which it is recorded) of all information provided by Company or any subsidiary thereof to Executive or which Executive has developed or collected in the scope of Executive’s employment related to Company as well as all Company-issued equipment, supplies, accessories, vehicles, keys, instruments, tools, devices, computers, cell phones, pagers, materials, documents, plans, records, notebooks, drawings, or papers. Upon request by Company, Executive shall certify in writing that Executive has complied with this provision and has deleted all information of Company from any computers or other electronic storage devices owned by Executive. Executive may only retain information relating to Executive’s benefit plans and compensation to the extent needed to prepare Executive’s tax returns.

10.          No Harassing or Disparaging Conduct.

(a)            Executive further agrees and promises that Executive will not engage in, or induce other Persons to engage in, any harassing or disparaging conduct or negative or derogatory statements directed at or about Company, the activities of Company, or the Releasees at any time in the future. Executive understands that this non-disparagement provision does not apply on occasions when Executive testifies or gives evidence to a court or other governmental authority and must, of course, respond truthfully, to conduct otherwise protected by the Sarbanes-Oxley Act, or to conduct or testimony in the context of enforcing the terms of this Agreement or other rights, powers, privileges, or claims not released by this Agreement. Nothing in this non-disparagement provision is intended in any way to intimidate, coerce, deter, persuade, or compensate Executive with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law.

(b)            Company agrees to instruct the executive officers of Company not to engage in, or induce other Persons to engage in, any harassing or disparaging conduct or negative or derogatory statements directed at or about Executive at any time in the future.  Notwithstanding the foregoing, Company will not be liable for any unauthorized statements made by any other employee of Company, and nothing in this Section 10(b) may be used to penalize Company for any officer or employee providing truthful testimony under oath in a judicial or administrative proceeding or complying with an order of a court or governmental agency of competent jurisdiction.

11.           No Reliance Upon Other Statements. This Agreement is entered into without reliance upon any statement or representation of any Party hereto or any Party hereby released other than the statements and representations contained in writing in this Agreement and the enclosed Release and Supplemental Release.

12.           Entire Agreement. This Agreement, the Release, the Supplemental Release, and the Restrictive Covenant Agreements, contain the entire agreement and understanding concerning the subject matter hereof between the Parties hereto. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either Party hereto unless confirmed in writing. This Agreement may not be modified or amended, except by a writing executed by both Parties hereto. No waiver by either Party hereto of any term or provision of this Agreement or of any default hereunder shall affect such Party’s rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

13.           Further Assurance. Upon the reasonable request of the other Party, each Party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

14.           No Assignment. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect.

15.           Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their respective heirs, representatives, successors and permitted assigns.

16.           Indemnification. Company understands and agrees that any indemnification obligations under its governing documents or any indemnification agreement between Company and Executive with respect to Executive’s service as an officer of Company remain in effect and survive the termination of Executive’s employment under this Agreement as set forth in such governing documents or indemnification agreement; provided, however, that Company’s indemnification obligations shall not include the amount of any Erroneously Awarded Compensation.

17.           Nonqualified Deferred Compensation.

(a)            Any payment or benefit provided pursuant to or in connection with this Agreement is intended to comply with the “short term deferral” exception from Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision) or the “separation pay plan” exception specified in Treas. Reg. § 1.409A-1(b)(9) (or any successor provision), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions. If any payment or benefit provided pursuant to or in connection with this Agreement is considered to be deferred compensation subject to Section 409A, it shall be paid and provided in a manner, and at such time and form, as complies with the applicable requirements of Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. Executive and Company agree that Executive’s termination of employment is an involuntary separation from service under Section 409A.

(b)            Neither Company nor Executive shall take any action to accelerate or delay the payment of any monies and/or provision of any benefits in any manner which would not be in compliance with Section 409A (including any transition or grandfather rules thereunder).

(c)            Because Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i), any payments or benefits provided pursuant to or in connection with Executive’s “Separation from Service” (as determined for purposes of Section 409A) that constitute deferred compensation subject to Section 409A shall not be made until the earlier of (i) Executive’s death or (ii) six months after Executive’s Separation from Service (the “409A Deferral Period”) as required by Section 409A. Payments otherwise due to be made in installments or periodically during the 409A Deferral Period (“Delayed Payments”) shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends, and the balance of the payment shall be made as otherwise scheduled. Any benefits subject to the rule may be provided under the 409A Deferral Period at Executive’s expense, with Executive having a right to reimbursement from Company once the 409A Deferral Period ends, and the balance of the benefits shall be provided as otherwise scheduled. Any Delayed Payments shall bear interest at the United States 5-year Treasury Rate plus 2%, which accumulated interest shall be paid to Executive as soon as the 409A Deferral Period ends.

(d)            For purposes of this Agreement, all rights to payments and benefits hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A.

(e)            If any payment or benefit under this Agreement is subject to and not exempt from Section 409A and is contingent on the delivery of a release by Executive and could occur in either of two years, the payment will be made or the benefit will be delivered in the subsequent year.

(f)            To the extent that any reimbursement by Company to Executive of expenses under Section 4(a)(iv) of this Agreement constitutes a “deferral of compensation” within the meaning of Section 409A (a “Reimbursement”), (i) if not sooner paid by Company as specified in Section 4 of this Agreement, Executive must request the Reimbursement no later than 90 days following the date on which Executive incurs the corresponding expense; (ii) subject to any shorter time period provided in Section 4 of this Agreement, Company must make the Reimbursement to Executive on or before the last day of the calendar year following the calendar year in which Executive incurred the eligible expense; (iii) Executive’s right to Reimbursement shall not be subject to liquidation or exchange for another benefit; (iv) the amount eligible for Reimbursement in one calendar year shall not affect the amount eligible for Reimbursement in any other calendar year; and (v) the period during which Executive may incur expenses eligible for Reimbursement is limited to the twelve (12) month period specified in Section 4(a)(iv) of this Agreement.

(g)            Notwithstanding any other provision of this Agreement, Company shall not be liable to Executive if any payment or benefit which is to be provided pursuant to this Agreement and which is considered deferred compensation subject to Section 409A otherwise fails to comply with, or be exempt from, the requirements of Section 409A. Executive shall be solely responsible for the tax consequences with respect to any payment or benefit provided pursuant to or in connection with this Agreement, and in no event shall Company have any responsibility or liability if this Agreement does not meet any applicable requirements of Section 409A.

18.            Counterparts. This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted.

19.            Protected Rights. Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, including providing documents or other information, without notice to Company. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies.

[signatures on following page]

IN WITNESS WHEREOF, the Parties have executed or caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

“Executive”

Michael Wilson

“Company”

BLUELINX CORPORATION

By:
Name: Shyam K. Reddy
Title: President and Chief Executive Officer

EXHIBIT A

RELEASE

In consideration for the undertakings and promises set forth in that certain Transition Agreement, dated as of December 12, 2025 (the “Agreement”), between MICHAEL WILSON (“Executive”) and BLUELINX CORPORATION (“Company”), the terms of which are incorporated herein by reference, Executive (on behalf of himself and his heirs, assigns and successors in interest) unconditionally releases, discharges, and holds harmless Company and its parent and current and former subsidiaries and affiliates and their respective current and former officers, directors, employees, agents, insurers, benefit plans, assigns and successors in interest (collectively, “Releasees”) from each and every claim, cause of action, right, liability or demand of any kind and nature, and from any claims which may be derived therefrom (collectively “Released Claims”), that Executive had, has, or might claim to have against Releasees based upon facts occurring up to the time Executive executes this Release, whether presently known or unknown to Executive, including, without limitation, any and all claims listed below, other than any such claims Executive has or might have under the Agreement:

(a)            arising from or in connection with Executive’s employment, pay, bonuses, vacation or any other Executive benefits, and other terms and conditions of employment or employment practices of Company;

(b)            arising out of or relating to the termination of Executive’s employment with Company or the surrounding circumstances thereof;

(c)            based on discrimination and/or harassment on the basis of race, color, religion, sex, national origin, handicap, disability, age or any other category protected by law, including without limitation claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Executive Order 11246, 42 USC § 1981, the Equal Pay Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act (as any of these laws may have been amended), or any other similar labor, employment or anti-discrimination law under state, federal or local law;

(d)            based on any contract, tort, whistleblower, personal injury, wrongful discharge theory or other common law theory; or

(e)            arising under the Agreement or any written or oral agreements between Executive and Company or any of Company’s subsidiaries or affiliates (other than the Agreement).

Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in his favor at the time he signs this Agreement, and that this Agreement contemplates the extinguishment of any such Claim or Claims.

Except as otherwise set forth herein, Executive covenants not to sue or initiate any claims in any forum against any of the Releasees on account of or in relation to any Released Claim, or to incite, assist or encourage other persons or entities to bring claims of any nature whatsoever against Company or Releasees. Executive further covenants not to accept, recover or receive any monetary damages or any other form of relief which may arise out of or in connection with any administrative proceedings which may be filed with or pursued independently by any governmental agency or agencies, whether federal, state or local. This provision does not prohibit Executive from filing a lawsuit challenging the validity of Executive’s waiver of claims under the ADEA.

Notwithstanding anything herein to the contrary, Company and Executive acknowledge and agree that the above release does not waive any rights or claims that may arise based on facts or events occurring after the date of Executive’s execution of this Agreement, nor does it serve to waive any rights or claims that are precluded from being waived by applicable law.

Protected Rights. Executive understands that nothing contained in this Release limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Release does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Company. This Release does not limit Executive’s right to receive an award for information provided to any Government Agencies. Executive affirms that he is not aware of any Company violations of the law.

In addition, Executive agrees not to file a lawsuit asserting any claims that are waived in this Release. If Executive files such a lawsuit, Executive shall pay all costs incurred by Releasees (or any of them), including reasonable attorney’s fees, in defending against Executive’s claim, and, as a precondition to filing any such lawsuit, shall return all but $500.00 of the severance benefits or payments set forth under Section 4(a) of the Agreement Executive has received. The preceding two sentences of this paragraph do not apply if Executive files a charge or lawsuit under the ADEA challenging the validity of this Release. However, in the event any such ADEA lawsuit is unsuccessful, a court may order Executive to pay attorney’s fees and/or costs incurred by Releasees (or any of them) where authorized by law. In the event any such ADEA lawsuit is successful, the severance benefits or payments set forth under Section 4(a) of the Agreement Executive received for signing this Release shall serve as restitution, recoupment, or setoff to any monetary award received by Executive.

Executive hereby acknowledges that Executive has no interest in reinstatement, reemployment or employment with Company or any Releasee, and Executive forever waives any interest in or claim of right to any future employment by Company or any Releasee. Executive further covenants not to apply for future employment with Company or any Releasee, or to otherwise seek or encourage reinstatement.

By signing this Release, Executive certifies that:

(a)            Executive acknowledges and agrees that his waiver of rights under this Release is knowing and voluntary and complies in full with all criteria set forth in the regulations promulgated under the Older Workers Benefit Protection Act for release or waiver of claims under the ADEA and further complies in full with the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, and any and all other applicable federal, state and local laws, regulations, and orders;

(b)            Executive has carefully read and fully understands the provisions of this Release;

(c)            That the payments set forth under Section 4(a) of the Agreement exceeds that to which Executive would otherwise have been entitled, and that such payments are in exchange for his release of the claims referenced in this Release;

(d)            Executive is advised to consult with an attorney before signing this Release;

(e)            Executive understands that any discussions he may have had with counsel for Company regarding his employment or this Release does not constitute legal advice to him and that he has had the opportunity to retain his own independent counsel to render such advice;

(f)            Executive understands that this Release and the Agreement FOREVER RELEASE Company and all other Releasees to the extent set forth above, except that Executive is not releasing or waiving any claim under the Age Discrimination in Employment Act that may arise after Executive’s execution of this Release;

(g)            In signing this Release and the Agreement, Executive DOES NOT RELY ON AND HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH IN THIS RELEASE OR IN THE AGREEMENT by Company or any other Releasee, or by any of their agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise, and Executive agrees that this Release will be interpreted and enforced in accordance with Georgia law;

(h)            Company hereby allows Executive no less than twenty-one (21) days from Company’s initial written offer to consider this Release and the Agreement, and he has had sufficient time to consider his decision to enter into this Release and the Agreement. To agree to this Release and the Agreement, Executive must deliver signed copies to the Company so that they are received in writing by the Vice President, Chief Human Resources Officer of Company at the offices of Company at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067 by hand delivery or by email addressed to Keisha.Duck@BlueLinxCo.com at or before the expiration of the 21-day consideration period. In the event Executive executes this Release and the Agreement prior to the expiration of the aforesaid 21-day period, he acknowledges that his execution of this Release and the Agreement before the expiration of the 21-day period was knowing and voluntary and was not induced in any way by Company or any other person or entity; and

(i)            Executive agrees to its terms knowingly, voluntarily and without intimidation, coercion or pressure.

Executive may revoke this Release within seven (7) calendar days after signing it. To be effective, such revocation must be delivered to and received in writing by the Vice President, Chief Human Resources Officer of Company at the offices of Company at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067 by hand delivery or by email addressed to Keisha.Duck@BlueLinxCo.com before the expiration of this seven (7) day period.

This Release may be executed in any number of counterparts and by the Parties hereto in separate counterparts, with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted.

IN WITNESS WHEREOF, the undersigned has executed this Release as of the date set forth below.

“Executive”

Michael Wilson

Dated:

EXHIBIT B

SUPPLEMENTAL RELEASE AGREEMENT

In consideration for the undertakings and promises set forth in that certain Transition Agreement, dated as of December 12, 2025 (the “Agreement”), between MICHAEL WILSON (“Executive”) and BLUELINX CORPORATION (“Company”), the terms of which are incorporated herein by reference, Executive (on behalf of himself and his heirs, assigns and successors in interest) enters into this Supplemental Release Agreement (“Supplemental Release”) on this 1st day of August, 2026.

Executive hereby unconditionally releases, discharges, and holds harmless Company and its parent and current and former subsidiaries and affiliates and their respective current and former officers, directors, employees, agents, insurers, benefit plans, assigns and successors in interest (collectively, “Releasees”) from each and every claim, cause of action, right, liability or demand of any kind and nature, and from any claims which may be derived therefrom (collectively “Released Claims”), that Executive had, has, or might claim to have against Releasees based upon facts occurring up to the time Executive executes this Supplemental Release, whether presently known or unknown to Executive, including, without limitation, any and all claims listed below, other than any such claims Executive has or might have under the Agreement:

(a)            arising from or in connection with Executive’s employment, pay, bonuses, vacation or any other Executive benefits, and other terms and conditions of employment or employment practices of Company;

(b)            arising out of or relating to the termination of Executive’s employment with Company or the surrounding circumstances thereof;

(c)            based on discrimination and/or harassment on the basis of race, color, religion, sex, national origin, handicap, disability, age or any other category protected by law, including without limitation claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Executive Order 11246, 42 USC § 1981, the Equal Pay Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act (as any of these laws may have been amended), or any other similar labor, employment or anti-discrimination law under state, federal or local law;

(d)            based on any contract, tort, whistleblower, personal injury, wrongful discharge theory or other common law theory; or

(e)            arising under the Agreement or any written or oral agreements between Executive and Company or any of Company’s subsidiaries or affiliates (other than the Agreement).

Executive expressly acknowledges that this Supplemental Release is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in his favor at the time he signs this Supplemental Release, and that this Supplemental Release contemplates the extinguishment of any such Claim or Claims.

Except as otherwise set forth herein, Executive covenants not to sue or initiate any claims in any forum against any of the Releasees on account of or in relation to any Released Claim, or to incite, assist or encourage other persons or entities to bring claims of any nature whatsoever against Company or Releasees. Executive further covenants not to accept, recover or receive any monetary damages or any other form of relief which may arise out of or in connection with any administrative proceedings which may be filed with or pursued independently by any governmental agency or agencies, whether federal, state or local. This provision does not prohibit Executive from filing a lawsuit challenging the validity of Executive’s waiver of claims under the ADEA.

Notwithstanding anything herein to the contrary, Company and Executive acknowledge and agree that the above release does not waive any rights or claims that may arise based on facts or events occurring after the date of Executive’s execution of this Supplemental Release, nor does it serve to waive any rights or claims that are precluded from being waived by applicable law.

Protected Rights. Executive understands that nothing contained in this Supplemental Release limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Supplemental Release does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Company. This Supplemental Release does not limit Executive’s right to receive an award for information provided to any Government Agencies. Executive affirms that he is not aware of any Company violations of the law.

In addition, Executive agrees not to file a lawsuit asserting any claims that are waived in this Supplemental Release. If Executive files such a lawsuit, Executive shall pay all costs incurred by Releasees (or any of them), including reasonable attorney’s fees, in defending against Executive’s claim, and, as a precondition to filing any such lawsuit, shall return all but $500.00 of the severance benefits or payments set forth under Section 4(a) of the Agreement Executive has received. The preceding two sentences of this paragraph do not apply if Executive files a charge or lawsuit under the ADEA challenging the validity of this Supplemental Release. However, in the event any such ADEA lawsuit is unsuccessful, a court may order Executive to pay attorney’s fees and/or costs incurred by Releasees (or any of them) where authorized by law. In the event any such ADEA lawsuit is successful, the severance benefits or payments set forth under Section 4(a) of the Agreement Executive received for signing the Agreement and this Supplemental Release shall serve as restitution, recoupment, or setoff to any monetary award received by Executive.

Executive hereby acknowledges that Executive has no interest in reinstatement, reemployment or employment with Company or any Releasee, and Executive forever waives any interest in or claim of right to any future employment by Company or any Releasee. Executive further covenants not to apply for future employment with Company or any Releasee, or to otherwise seek or encourage reinstatement.

By signing this Supplemental Release, Executive certifies that:

(a)            Executive acknowledges and agrees that her waiver of rights under this Supplemental Release is knowing and voluntary and complies in full with all criteria set forth in the regulations promulgated under the Older Workers Benefit Protection Act for release or waiver of claims under the ADEA and further complies in full with the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, and any and all other applicable federal, state and local laws, regulations, and orders;

(b)            Executive has carefully read and fully understands the provisions of this Supplemental Release;

(c)            That the payments set forth under Section 4(a) of the Agreement exceeds that to which Executive would otherwise have been entitled, and that such payments are in exchange for his release of the claims referenced in this Supplemental Release;

(d)            Executive is advised to consult with an attorney before signing this Supplemental Release;

(e)            Executive understands that any discussions he may have had with counsel for Company regarding her employment or this Supplemental Release does not constitute legal advice to her and that he has had the opportunity to retain her own independent counsel to render such advice;

(f)            Executive understands that this Supplemental Release and the Agreement FOREVER RELEASE Company and all other Releasees to the extent set forth above, except that Executive is not releasing or waiving any claim under the Age Discrimination in Employment Act that may arise after Executive’s execution of this Supplemental Release;

(g)            In signing this Supplemental Release, Executive DOES NOT RELY ON AND HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH IN THIS SUPPLEMENTAL RELEASE OR IN THE TRANSITION AGREEMENT by Company or any other Releasee, or by any of their agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Supplemental Release or otherwise, and Executive agrees that this Supplemental Release will be interpreted and enforced in accordance with Georgia law;

(h)            Company hereby allows Executive no less than twenty-one (21) days from Company’s initial written offer to consider this Supplemental Release, and he has had sufficient time to consider her decision to enter into this Supplemental Release. To agree to the terms of this Supplemental Release, Executive must sign it and return it to the Company on August 1, 2026. The signed Supplemental Release must be received by the Company’s Vice President, Chief Human Resources Officer at the offices of Company at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067 either by hand delivery or by email addressed to Keisha.Duck@BlueLinxCo.com on August 1, 2026; and

(i)            Executive agrees to its terms knowingly, voluntarily and without intimidation, coercion or pressure.

Executive may revoke this Supplemental Release within seven (7) calendar days after signing it. To be effective, such revocation must be delivered to and received in writing by the Vice President, Chief Human Resources Officer of Company at the offices of Company at 1950 Spectrum Circle, Suite 300, Marietta, Georgia 30067 by hand delivery or by email to Keisha.Duck@BlueLinxCo.com at or before the expiration of this seven (7)- day period.

This Supplemental Release may be executed in any number of counterparts and by the Parties hereto in separate counterparts, with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted.

IN WITNESS WHEREOF, the undersigned has executed this Supplemental Release as of the date set forth below.

“Executive”

Michael Wilson

Dated: